Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in this Registration Statement on Form S-1 of The AZEK Company Inc. of our report dated December 4, 2020 relating to the financial statements, which appears in The AZEK Company Inc.’s Annual report on Form 10-K for the year ended September 30, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
May 24, 2021